UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: December 12, 2006
(Date of earliest event reported): December 10, 2006

Trimble Navigation Limited
(Exact Name of Registrant as Specified in Charter)

California	0-18645	94-2802191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Stewart Drive Sunnyvale, California	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 481-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☑                         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

    This Amendment No. 1 to Form 8-K is filed to restate in its entirety the statement on Form 8-K filed with the Commission on December 11, 2006 in order to change the subject company from Trimble Navigation Limited to @Road, Inc.

ITEM 1.01 Entry into a Material Definitive Agreement.

The Merger Agreement

On December 10, 2006, Trimble Navigation Limited, a California corporation (“Trimble”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Roadrunner Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Trimble (“Merger Sub”) and @Road, Inc., a Delaware corporation (“@Road”). The Merger Agreement contemplates that, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into @Road, with @Road continuing after the merger as the surviving corporation (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, (i) each issued and outstanding share of common stock of @Road will be converted into the right to receive $7.50 of merger consideration comprised of (a) $5.00 in cash and (b) $2.50 in cash and/or shares of Trimble common stock, no par value, the combination of such amount to be determined at the election of Trimble (collectively the “Common Stock Merger Consideration); (ii) each share of Series A-1 Redeemable Preferred Stock, par value $0.001 per share, of @Road and each share of Series A-2 Redeemable Preferred Stock, par value $0.001 per share, of @Road shall be converted into the right to receive an amount in cash equal to $100.00 plus all declared or accumulated but unpaid dividends with respect to such shares as of immediately prior to the effective time of the Merger; (iii) each share of Series B-1 Redeemable Preferred Stock, par value $0.001 per share, of @Road and each share of Series B-2 Redeemable Preferred Stock, par value $0.001 per share, of @Road shall be converted into the right to receive an amount in cash equal to $830.48 plus all declared or accumulated but unpaid dividends with respect to such shares as of immediately prior to the effective time of the Merger; (iv) each unvested, unexpired and outstanding @Road stock option that has an exercise price per share of less than $7.50 will be converted into Trimble employee stock options; and (v) each vested @Road stock option and each @Road stock option that becomes vested as a result of the transactions set forth in the Merger Agreement shall be terminated and the holder of such option shall be entitled to the right to receive the excess, if any, of the aggregate Common Stock Merger Consideration for the number of shares of @Road common stock underlying such options less the per share exercise price of such @Road stock options.

The Board of Directors of @Road (the “Board”) has unanimously approved the Merger Agreement. @Road and Trimble have made customary representations, warranties and covenants in the Merger Agreement. @Road’s covenants include, among others, that (i) @Road will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the effective time of the Merger, (ii) @Road will not engage in certain types of transactions during such interim period, (iii) @Road will call, hold and convene a meeting of the @Road stockholders to consider adoption of the Merger Agreement, (iv) subject to certain exceptions, the Board will recommend to @Road’s stockholders that they adopt the Merger Agreement, (v) @Road will not solicit proposals relating to alternative business combination transactions, and (vi) subject to certain exceptions, @Road will not enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

@Road and Trimble intend to file a prospectus/proxy statement in connection with the meeting of @Road stockholders to be held with respect to the proposed Merger. Completion of the Merger is subject to customary closing conditions, including, among other things, (i) adoption of the Merger Agreement by @Road’s stockholders; (ii) expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act; (iii) absence of any order or injunction prohibiting the consummation of the Merger; (iv) the accuracy of the representations and warranties of each party; and (v) compliance of each party with its covenants.

The Merger Agreement contains certain termination rights for both Trimble and @Road, and further provides that, upon termination of the Merger Agreement under specified circumstances, @Road may be required to pay Trimble a termination fee.

This description of the Merger Agreement is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The Voting Agreements

In connection with the execution of the Merger Agreement, @Road’s executive officers, each member of the Board, Institutional Venture Partners VIII and Institutional Venture Partners X (collectively “IVP”), each in their capacities as stockholders of @Road, entered into a Voting Agreement with Trimble and Merger Sub (each, a “Voting Agreement”), pursuant to which, among other things, each executive officer of @Road, each member of the Board and IVP agreed with Trimble and Merger Sub to vote in favor of the Merger and agreed not to dispose of any shares of common stock held by such executive officer, member of the Board, or IVP prior to the consummation of the Merger. The Voting Agreements will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement. This description of the Voting Agreements is qualified in its entirety by the terms and conditions of the Voting Agreements, a form of which is filed as Exhibit 2.2 hereto, and is incorporated herein by reference.

The Merger Agreement and the Voting Agreements provide investors with information regarding their terms. They are not intended to provide any other factual information about Trimble or @Road. In addition, the Merger Agreement contains representations and warranties of each of the parties to the Merger Agreement and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Merger Agreement. The parties reserve the right to, but are not obligated to, amend or revise the Merger Agreement. In addition, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Additional Information about the Merger and Where to Find It

Trimble and @Road intend to file with the SEC a prospectus/proxy statement and other relevant materials in connection with the proposed acquisition of @Road by Trimble pursuant to the terms of an Agreement and Plan of Merger by and among Trimble, Roadrunner Acquisition Corp., a wholly-owned subsidiary of Trimble, and @Road. The prospectus/proxy statement will be mailed to the stockholders of @Road. Investors and security holders of @Road are urged to read the prospectus/proxy statement and the other relevant materials, as well as any amendments or supplements to those documents, when they become available because they will contain important information about Trimble, @Road and the proposed merger. The prospectus/proxy statement and other relevant materials (when they become available), and any other documents filed by Trimble or @Road with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Trimble by contacting Trimble Investor Relations, 935 Stewart Drive, Sunnyvale, California 94085, (408) 481-7838. Investors and security holders may obtain free copies of the documents filed with the SEC by @Road by contacting @Road Investor Relations, 47071 Bayside Parkway, Fremont, California 94538, (510) 870-1317. Investors and security holders of @Road are urged to read the prospectus/proxy statement and the other relevant materials, as well as any amendments or supplements to those documents, when they become available before making any voting or investment decision with respect to the proposed merger.

Trimble, Steven Berglund, Trimble's President and Chief Executive Officer, and Trimble's other directors and executive officers may be deemed to be participants in the solicitation of proxies of @Road stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Berglund and Trimble's other directors and executive officers in the solicitation by reading the prospectus/proxy statement when it becomes available.

@Road, Krish Panu, @Road's Chairman, Chief Executive Officer and President, and @Road's other directors and executive officers may be deemed to be participants in the solicitation of proxies of @Road stockholders in connection with the proposed merger. Such individuals may have interests in the proposed merger, including as a result of holding options or shares of @Road common stock. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Panu and @Road's other directors and executive officers in the solicitation by reading the prospectus/proxy statement when it becomes available.

ITEM 9.01 Financial Statements and Exhibits.

    The following exhibits are furnished with this report on Form 8-K:

Exhibit
Number     Description

  2.1         Agreement and Plan of Merger, by and among Trimble Navigation Limited, Roadrunner Acquisition Corp. and @Road, Inc., dated as of December 10, 2006, incorporated herein by reference to Exhibit 2.1 to Trimble's Current Report on Form 8-K, filed December 11, 2006 (Commission File No. 0-18645).

  2.2         Form of Voting Agreement, by and among Trimble Navigation Limited, Roadrunner Acquisition Corp. and certain stockholders of @Road, Inc., dated as of December 10, 2006, incorporated herein by reference to Exhibit 2.2 to Trimble's Current Report on Form 8-K, filed December 11, 2006 (Commission File No. 0-18645).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   TRIMBLE NAVIGATION LIMITED

Date: December 12, 2006        By: /s/ Irwin Kwatek
                        Name: Irwin Kwatek
                        Title: Vice President